EXECUTION VERSION

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), dated as of June 28, 2006 (the “Effective Date”), is entered into by and between nCryptone, S.A. (formerly known as AudioSmartCard, S.A.), a corporation organized under the laws of France (“Licensee”), and Innovative Card Technologies, Inc., a Delaware corporation (“Licensor”). Terms used but not otherwise defined in this Agreement shall have the meanings assigned to them in that certain Asset Contribution Agreement, dated as of June 28, 2006 (the “Asset Contribution Agreement”), by and among Licensee, Licensor, and Prosodie, S.A.

RECITALS

A. Licensor and Licensee have entered into the Asset Contribution Agreement whereby Licensor has transferred the Contributed Assets to Licensee.

B. As a result of its receipt of the Contributed Assets, Licensor owns certain intellectual property rights including, but not limited to, the Licensed Patents (as defined below), that relate to technology allowing for the emission of an encrypted sound signal representing a dynamic password from financial transaction and similar credit card size cards containing identification mode (recognition of the caller) and authentication technology that Licensee markets presently under the brand name “nC AudioCard” (including any future upgrades thereto or improvements thereon, the “nC AudioCard”).

C. As a condition to its entering into the Asset Contribution Agreement, Licensee has required that Licensor enter into this Agreement and license the Licensed Patents to Licensee pursuant to the terms hereof.

AGREEMENT

In consideration of the mutual covenants and promises contained in this Agreement and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I.
DEFINED TERMS

1.1 “dollars” or “$” means United States dollars.

1.2 “Intellectual Property Right” means any right relating to any Intellectual Property.

1.3 “Know-How” means confidential or proprietary information related to the nC AudioCard or any components thereof that is known by Licensor as of the Effective Date and is not generally known to the public, including without limitation, designs, manufacturing and operating specifications and processes, know-how, formulae, customer and supplier lists, shop rights, designs, drawings, patterns, trade secrets, confidential information, technical data, databases, data compilations and collections developed by employees or independent contractors of Licensor and useful in connection with the development, manufacture, use or sale of the nC AudioCard, which is owned or controlled by Licensor as of the Effective Date.

1.4 “Licensed Patents” means any and all patents and patent applications listed on Schedule 1 attached hereto and incorporated herein by reference and all foreign counterpart patents, reissues, continuations, continuations-in-part, revisions, extensions, divisions and reexaminations thereof.

1.5 “Patent Expiration” means, with respect to a particular patent, that patent’s expiration, abandonment, cancellation, award to a party other than Licensor in an interference proceeding, or a final declaration of invalidity or unenforceability by a court or other authority of competent jurisdiction (including final rejection in a re-examination or re-issue proceeding) from which no further appeal has or can be taken, or being rendered unenforceable for any other reason.

1.6 “Valid Claim” means (a) an issued claim affecting a Licensed Patent that has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent; or (b) a claim included in a pending patent application within the Licensed Patents that is being actively prosecuted in accordance with this Agreement and that has not been (i) canceled, (ii) withdrawn from consideration, (iii) finally determined to be unallowable by the applicable governmental authority for whatever reason (and from which no appeal is or can be taken), and/or (iv) abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent.

ARTICLE II.
GRANT OF LICENSE

2.1 Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee accepts, a fully-paid, royalty-free, non-exclusive, transferable, assignable, sublicenseable object code-only right and license to (i) make, have made, use, sell and have sold products and services which but for this license would infringe the Licensed Patents, solely for use in the nC AudioCard and (ii) use the Know-How internally solely for the purpose of exercising its rights under clause (i) above with respect to the nC AudioCard (the “Licensed Rights”). Notwithstanding anything herein to the contrary, Licensor shall only be required to deliver such Know-How as it determines, in its commercially reasonable judgment, is required for Licensee to fully exploit the nC AudioCard. Nothing contained in this Agreement shall be interpreted as to obligate Licensor to provide Licensee with any support services or manpower.

2.2 Term and Termination.

(a) The term of this Agreement shall be for a term commencing on the Effective Date and, unless sooner terminated, extending until the Patent Expiration of the last to expire of all patents included in the Licensed Patents or until there remains no Valid Claim under the Licensed Patents, whichever occurs earlier.

(b) This Agreement may only be terminated by Licensee, with or without cause, on such date as is indicated in a written notice delivered to Licensor pursuant to Section 5.2 (such date to be determined in Licensee’s sole and absolute discretion).

(c) Upon any termination pursuant to this Section 2.2, Licensee shall have ninety (90) days in which to sell-off existing inventories of products including one or more components covered by the Licensed Patents. All sublicenses granted pursuant to this Agreement shall terminate immediately.

(d) The parties agree that this Agreement is intended to be and shall be deemed to be an intellectual property license within the meaning of Section 365(n) of the United States Bankruptcy Code, as amended, for purposes of the protections afforded to licensees thereunder.

ARTICLE III.
LICENSE FEES

3.1 License Fee. On the Effective Date, Licensee shall pay Licensor an upfront licensing fee of ten dollars ($10) for the Licensed Rights.

3.2 Withholding Taxes. Licensee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Licensor such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made.

ARTICLE IV.
LICENSED PATENTS

4.1 Maintenance. Licensor shall timely make all maintenance fee and annuity payments on all the Licensed Patents and shall maintain the Licensed Patents in good standing.

4.2 Enforcement. Licensor shall, at its election and expense, have the right, but not the obligation, to prosecute any and all claims against third parties for infringement of any Licensed Patent. If Licensor finds it necessary or desirable, it may join Licensee as a party in any suit or proceeding against third parties alleging infringement of any Licensed Patent.

ARTICLE V.
MISCELLANEOUS

5.1 Confidentiality. Any information acquired by one of the respective parties from another of the respective parties concerning existing or contemplated products, services, Intellectual Property Rights (including, without limitation, the Licensed Patents and the Know-How) processes, techniques, Know-How or data owned by and confidential to the disclosing party, (herein referred to as “Confidential Information”), unless provided for elsewhere in this Agreement, is and shall be the property of the disclosing party and shall be maintained in confidence and not used by the receiving party except as necessary to perform the duties set forth in this Agreement. The obligation of confidentiality under this Section 5.1 shall not apply to Confidential Information that:

(a) is now or comes to be in the public domain through no fault of the receiving party;

(b) is released expressly stating that it is without restriction to the receiving party by the disclosing party in writing;

(c) is lawfully obtained by the receiving party from third parties under no duty of confidentiality to the disclosing party; or

(d) can be demonstrated by competent proof to have been known or hereafter developed by the receiving party independently of any disclosure of Confidential Information by the disclosing party.

The receiving party agrees to treat Confidential Information with the same degree of care to avoid disclosure as it employs with respect to its own Confidential Information and in no event less than commercially reasonable care.

5.2 Notices. All notices, requests, demands, Third Party Claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile with a copy sent by another means specified herein; the Business Day after it is sent if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g. Federal Express); and five Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to Licensor, addressed to:

Innovative Card Technologies, Inc.
11601 Wilshire Blvd., Suite 2150
Los Angeles, California 90025
Attn: Bennet Tchaikovsky, CPA, Esq.
Telephone: (310) 312-1122
Fax: (310) 496-2693

With a copy to:

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Attn: David M. Hernand, Esq.
Telephone: (213) 485-1234
Fax: (213) 891-8763

If to Licensee, addressed to:

nCryptone S.A.
150, rue Galliéni
92641 Boulogne Cedex
France
Attn: André Saint-Mleux
Phone: +33 (0) 1 46 84 11 64
Fax: +33 (0) 1 46 84 02 26

With a copy to:

Baker & McKenzie
32, avenue Kléber
BP 2112
75771 Paris Cedex 16
France
Attn: Alyssa Gallot
Phone: +33 (0) 1 44 17 53 61
Fax: +33 (0) 1 44 17 75 03

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

5.3 Recordation of this Agreement. Where required or otherwise as reasonably recommended by Licensee’s counsel, Licensor shall file this Agreement with any relevant governmental or quasi-governmental offices and registers. Licensor agrees to give or obtain any document or signature which may be required for such filings. If Licensor fails to make any such filings in a timely manner, Licensor appoints Licensee as its attorney-in-fact for the purpose of making such filings. The costs resulting from these formalities shall be borne exclusively by Licensor and, in the event that Licensee incurs any expenses in connection with any filings pursuant to this Section 5.3, Licensor will promptly reimburse Licensee for all such reasonable expenses.

5.4 Representations and Warranties.

(a) Each of the parties represents and warrants that that it is authorized to enter into this Agreement, and that it has secured such authorizations and approvals from its board of directors or as otherwise appropriate in furtherance of entering into this Agreement.

(b) Licensor represents and warrants that it has the right and authority to grant the license granted hereunder and perform its other obligations contained herein.

5.5 Rules of Construction. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or document.

5.6 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

5.7 Entire Agreement. This Agreement, including the schedules attached hereto, and any other agreements, documents and written understandings referred to herein or otherwise entered into or delivered by the parties hereto on the date of this Agreement, constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto. There are no covenants, agreements, undertakings or obligations with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein or in other agreements, documents and written understandings entered into or delivered by the parties hereto on the date of this Agreement, and no representations or warranties of any kind or nature whatsoever, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are made or shall be deemed to be made herein by the parties hereto except those expressly made herein.

5.8 Assignment and Sublicense.

(a) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Licensor without the prior written consent of Licensee.

(b) Licensee may, upon written notice to Licensor indicating the identity of any proposed assignee or sublicensee, freely assign and sublicense its rights and obligations hereunder; provided, however, that Licensee shall not assign this Agreement or grant any sublicense hereunder to any person that produces or distributes products or provides services in direct competition with the products and services of Licensor; provided further that any sublicense granted by Licensee under this Agreement shall contain terms and conditions at least as restrictive as those contained in this Agreement and shall contain no rights to further sublicense; provided further that any permitted assignee or transferee must expressly consent in writing to be bound by the terms and conditions of this Agreement.

(c) Notwithstanding anything herein to the contrary, either party may, with written notice to the other party, assign this Agreement (i) to the survivor in a merger involving such party, (ii) to the acquirer of all or substantially all of such party’s assets, stock, or a business unit related to this license agreement or (iii) an Affiliate of such party.

(d) Any sublicense granted or assignment or transfer in violation of this Section 5.8 shall be void and without effect.

5.9 Amendment or Modification. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

5.10 No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR EXPRESSLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE LICENSED PATENTS, KNOW-HOW, LICENSED RIGHTS AND ANY OTHER MATTERS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF TECHNOLOGY (PATENTED OR UNPATENTED), OR NONINFRINGEMENT.

5.11 Waiver. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

5.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

5.13 Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

5.14 Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

5.15 Consent to Jurisdiction. Subject to Section 5.18 hereof, each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court, or Federal court of the United States of America, sitting in New York, and any appellate court from any thereof, (i) should emergency relief be required, (ii) for the purposes of enforcing any judgment rendered pursuant to the foregoing, (iii) for the purposes of enforcing any arbitration award under Section 5.18 hereof or (iv) in the event a Dispute is determined to be unarbitrable pursuant to an arbitration decision rendered in application of Section 5.18 hereof, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.16 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.16.

5.17 Legal Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

5.18 Arbitration. It is understood and agreed between the parties hereto that if the transactions contemplated by the Asset Contribution Agreement are consummated, from and after the Closing Date, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation) (hereinafter “Disputes”), arising out of, in connection with, or in relation to this Agreement or questions of arbitrability under this Agreement, shall be resolved pursuant to the following procedures:

(a) Any party may send another party or parties written notice identifying the matter in dispute and invoking the procedures of this Section (the “Dispute Notice”). Within 14 days from delivery of the Dispute Notice, each party involved in the dispute shall meet at a mutually agreed location in New York City, New York, for the purpose of determining whether they can resolve the dispute themselves by written agreement.

(b) All Disputes arising under this Agreement which are not settled amicably as specified above shall be referred to and finally determined by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce as in force at the time when initiating the arbitration. The arbitration panel shall consist of three arbitrators. Licensor shall select one arbitrator and Licensee shall select one arbitrator. The two arbitrators selected by the parties shall mutually agree upon the third arbitrator. The place of arbitration shall be New York, New York. The language to be used in the arbitration proceedings shall be English. The arbitration decision shall be final and binding upon the parties and the parties agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction.

5.19 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

5.20 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

5.21 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses.

5.22 Representation by Counsel. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

5.23 Execution and Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which together shall constitute one and the same instrument. The parties agree that this Agreement shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page to this Agreement to the other party.

5.24 Survival. Article V and Sections 5.10, 5.15, 5.16 and 5.18 shall survive the expiration or termination of this Agreement for any reason; provided, however, that termination pursuant to Section 2.3(b) shall not relieve a defaulting or breaching party from any liability to the other party hereto.

5.25 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (1) ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL (INCLUDING BUT NOT LIMITED TO, LOSS OF INCOME, PROFIT, OR SAVINGS) OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, EVEN IF THE RESPONSIBLE PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR EVEN IF SUCH DAMAGES WERE REASONABLY FORESEEABLE OR (2) AN AMOUNT IN EXCESS OF ONE MILLION DOLLARS ($1,000,000).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first set forth above.

INNOVATIVE CARD TECHNOLOGIES, INC.

By:
Name:
Title:

nCRYPTONE, S.A.

By:
Name:
Title:

SCHEDULE 1
LICENSED PATENTS

1)	#15602 FR

S-1